EXHIBIT 5.1

SICHENZIA ROSS FRIEDMAN FERENCE LLP
1065 Avenue of the Americas, 21st Flr.
New York, NY 10018
Telephone: (212) 930-9700
Facsimile: (212) 930-9725

June 15, 2006

VIA ELECTRONIC TRANSMISSION
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

RE:         Material Technologies, Inc.
                Form SB-2 Registration Statement (File No. 333- _______ )

Ladies and Gentlemen:

         We refer to the above-captioned registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Material Technologies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission.

         We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

         Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement including the (i) 18,518,519 shares of common stock issuable upon conversion of the convertible debentures, (ii) 50,000,000 shares of common stock issuable upon exercise of the common stock purchase warrants, and (iii) 735,747 shares of common stock issued as compensation for services performed are and/or were duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

/s/ Sichenzia Ross Friedman Ference LLP
Sichenzia Ross Friedman Ference LLP